                                                                    EXHIBIT 10.2
================================================================================

                                 STOCK PURCHASE

                                   AGREEMENT

                                    between

                          OPTICAL SENSORS INCORPORATED

                                      and

                             GRUPO CH WERFEN, S.A.

                          Dated as of January 7, 1998

================================================================================

                               TABLE OF CONTENTS
                               -----------------
                                                                         Page
                                                                         ----
ARTICLE I DEFINITIONS..................................................    1
 Section 1.1   Definitions.............................................    1

ARTICLE II PURCHASE AND SALE; CLOSING..................................    4
 Section 2.1   Issuance, Purchase and Sale of the Shares...............    4
 Section 2.2   Closing.................................................    4
 Section 2.3   Actions at the Closing..................................    4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............    4
 Section 3.1   Organization and Qualification..........................    4
 Section 3.2   Authority...............................................    5
 Section 3.3   SEC Reports.............................................    5
 Section 3.4   Financial Statements; Material Adverse Change...........    5
 Section 3.5   Capitalization..........................................    6
 Section 3.6   The Purchased Shares....................................    6
 Section 3.7   Reseller Agreement......................................    7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WERFEN....................    7
 Section 4.1   Organization and Qualification..........................    7
 Section 4.2   Authority...............................................    7
 Section 4.3   Investment..............................................    8

ARTICLE V TRANSFER.....................................................    8
 Section 5.1   Legend..................................................    8
 Section 5.2   Limitation on Transfer..................................    9

ARTICLE VI COVENANTS...................................................    9
 Section 6.1   Standstill..............................................    9
 Section 6.2   Anti-Dilution Rights....................................   10
 Section 6.3   Registration Rights; Warrant............................   11
 Section 6.4   Access..................................................   12

AR TICLE VII CONDITIONS TO WERFEN'S OBLIGATIONS........................   12
 Section 7.1   Representations, Warranties, Covenants, Material Change.   12
 Section 7.2   No Prohibition; Litigation..............................   12
 Section 7.3   Certificates and Resolutions............................   12
 Section 7.4   Legal Opinion...........................................   13
 Section 7.5   Due Diligence...........................................   13
 Section 7.6   Regulatory Approvals....................................   13

 Section 7.7   Registration Right; Warrant.............................   13

ARTICLE VIII TERMINATION...............................................   13
 Section 8.1   Termination.............................................   13
 Section 8.2   Effect on Obligations...................................   14

ARTICLE IX MISCELLANEOUS...............................................   14
 Section 9.1   Survival................................................   14
 Section 9.2   Expenses................................................   14
 Section 9.3   Exclusive Agreement; No Third-Party Beneficiaries.......   14
 Section 9.4   Governing Law, Etc. ....................................   14
 Section 9.5   Successors and Assigns..................................   15
 Section 9.6   Publicity...............................................   15
 Section 9.7   Severability............................................   15
 Section 9.8   Notices.................................................   16
 Section 9.9   Counterparts; Facsimile Signatures......................   17
 Section 9.10  Interpretation..........................................   17
 Section 9.11  Amendment...............................................   17
 Section 9.12  Extension; Waiver.......................................   17
 Section 9.13  Indemnity...............................................   18

ANNEX A INDEMNIFICATION................................................  A-1
 Section A.1   Losses..................................................  A-1
 Section A.2   Indemnification by the Company..........................  A-1
 Section A.3   Indemnification by Werfen...............................  A-1
 Section A.4   Claims..................................................  A-1
 Section A.5   Exclusive Remedy........................................  A-2

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT, dated as of January 7, 1998 (with the Annex attached hereto, this "Agreement"), between Optical Sensors Incorporated, a Delaware corporation (the "Company"), and Grupo CH Werfen, S.A., a company organized under the laws of the Kingdom of Spain ("Werfen").

     WHEREAS, on the date hereof the Company is entering into a Private Label Reseller Agreement (the "Reseller Agreement") with Instrumentation Laboratory Company, a Delaware corporation ("ILC");

     WHEREAS, in connection with entering into the Reseller Agreement, the Company desires to sell and Werfen desires to buy shares of common stock of the Company on the terms and conditions set forth herein; and

     WHEREAS, the Company and Werfen desire to provide for such sale and to establish various rights and obligations in connection therewith.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Section 1.1 Definitions. As used in this Agreement or the Annex hereto, the following terms have the respective meanings set forth below:

               "Affiliate": means (i) with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) with respect to an individual, any individual in such individual's immediate family.

               "Anti-Dilution Notice Period":  as defined in Section 6.2.

               "Anti-Dilution Rights Notice":  as defined in Section 6.2.

               "Anti-Dilution Shares":  as defined in Section 6.2.

               "Business Day": shall mean any day other than a Saturday or Sunday, which is a day (i) on which banking institutions in the State of New York are authorized or obligated by law or executive order to close and
     (ii) which is a regular trading day on the Nasdaq National Market.

               "Closing":  as defined in Section 2.2.

               "Closing Date":  as defined in Section 2.2.

               "Commission": the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

               "Common Stock":  as defined in Section 3.5.

               "Common Stock Equivalents": shall mean any rights, warrants or options to purchase stock or other securities (including rights under the Rights Agreement, dated December 3, 1996, between the Company and Norwest Bank Minnesota, N.A.), exchangeable for or convertible into Common Stock.

               "Company":  as defined in the preamble to this Agreement.

               "Exchange Act": the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "ILC":  as defined in the preamble to this Agreement.

               "Indemnified Party":  as defined in Section A.4.

               "Indemnifying Party":  as defined in Section A.4.

               "Lien": shall mean all liens, claims, charges, security interests, pledges, mortgages, rent charges, covenants, easements, restrictions or other encumbrances, obligations or restrictions or rights or claims of others (including, without limitation, any options or similar rights) of any character whatsoever which impair the relevant Person's right, title or interest in, or the value, use or enjoyment of, the asset subject thereto, except with respect to securities, Liens imposed by applicable securities laws.

               "Losses":  as defined in Section A.1.

               "Material Adverse Effect":  as defined in Section 3.1.

               "New Equity Securities": shall mean any Common Stock or Common Stock Equivalents of the Company which are not outstanding on the Closing Date; provided, however, that "New Equity Securities" shall not include (i) Common Stock and Common Stock Equivalents which are granted to the Company's officers, directors, employees or consultants pursuant to any stock option, stock purchase or similar employee benefit plan approved by the Company's board of directors, (ii) Common Stock issued upon the exercise or conversion of the Common Stock Equivalents outstanding on the date hereof or referred to in clause (i) of this definition and (iii) Common Stock issued in an underwritten public offering.

               "Person": any natural person, corporation, partnership, limited liability company, firm association, trust, government, government agency or other entity, whether acting in an individual, fiduciary or other capacity.

               "Preferred Stock":  as defined in Section 3.5.

               "Purchase Price": the product of (i) $5.00 times (ii) the number of Shares included in the Purchased Shares.

               "Purchased Shares":  441,203 Shares.

               "Record Holder":  as defined in Section 6.2.

               "Registration Rights Agreement": the Registration Rights Agreement, as amended through November 14, 1995, between the Company and each of the several Persons named on Schedule I thereto.

               "Reseller Agreement": as defined in the preamble to this Agreement.

               "SEC Reports":  as defined in Section 3.3.

               "Securities Act":  as defined in Section 4.3.

               "Shares":  shares of Common Stock.

               "Subsidiary": of any Person shall mean any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interest, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person.

               "Third Party Claim":  as defined in Section A.4.

               "Transfer":  as defined in Section 5.3.

               "Warrant": a warrant issued to Werfen or its assignee pursuant to which Werfen or its assignee is granted the right to acquire (in one or more transactions), on or prior to the Warrant Exercise Date, at $5.00 per Share, up to 168,011 Shares, subject to customary anti-dilution provisions, including, without limitation, stock splits, in a form satisfactory to Werfen.

               "Warrant Exercise Date":  the third anniversary of the Closing
     Date.

               "Werfen":  as defined in the preamble to this Agreement.

                                   ARTICLE II

                           PURCHASE AND SALE; CLOSING
                           --------------------------

     Section 2.1 Issuance, Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, (i) the Company shall sell to Werfen, and Werfen shall purchase from the Company the Purchased Shares and (ii) Werfen shall pay or cause to be paid to the Company, the Purchase Price.

     Section 2.2 Closing. Subject to the terms and conditions of this Agreement, the consummation of the purchase and sale of the Purchased Shares (the "Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, 10004, at 10:00 a.m., local time, on the first Business Day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article VII shall be fulfilled or waived in accordance herewith (or, if contemplated to be satisfied simultaneously with the Closing, are capable of being satisfied), or at such other time, date or place as is agreed to in writing by the parties hereto. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date".

     Section 2.3 Actions at the Closing. At the Closing, (i) the Company shall deliver, at the direction of Werfen, certificates representing the Purchased Shares, duly authorized and issued in the name of Werfen, free and clear of all Liens and (ii) Werfen shall deliver or cause to be delivered, to the Company, the Purchase Price, by wire transfer in immediately available funds, to an account or accounts designated at least two days prior to the Closing Date by the Company in a written notice to Werfen.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company hereby represents and warrants to Werfen as follows:

     Section 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite power to own its property and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would be, individually or in the aggregate, reasonably likely to cause a material adverse effect on the business, condition (financial or otherwise), operations, assets or prospects of the Company (a "Material Adverse Effect"). The Company does not have any Subsidiaries.

     Section 3.2 Authority. The execution and delivery of this Agreement and the issuance and the sale of the Purchased Shares, (i) are within the corporate power and authority of the Company, (ii) do not or will not require the approval or consent of the stockholders of the Company, (iii) have been duly authorized by all requisite corporate proceedings on the part of the Company, except for approval of this Agreement by the board of directors of the Company which shall have been obtained by the Closing Date and (iv) do not conflict with, or result in, a breach of, any law or regulation of any governmental authority applicable to the Company or any agreement to which the Company is a party. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Werfen acknowledges that the Company's obligations are subject to the approval of the Company's board of directors which will be obtained prior to January 14, 1998.

     Section 3.3 SEC Reports. The Company has timely filed all proxy statements, reports and other documents required to be filed by it under the Securities Act and the Exchange Act (collectively, the "SEC Reports"). Each SEC Report was in compliance with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Section 3.4 Financial Statements; Material Adverse Change. The financial statements (including any related notes) included in the SEC Reports have been prepared in accordance with Regulation S-X under the Securities Act and the Exchange Act and in accordance with United States generally accepted accounting principles consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the financial condition, results of operations, statement of cash flows and changes in stockholders' equity of the Company as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from year-end adjustments, none of which will be material in amount or effect). The Company has no material liabilities, contingent or otherwise, not reflected on the Company's balance sheet as of September 30, 1997 included in the SEC Reports, other than any such liabilities incurred in the ordinary course of business since September 30, 1997. Since September 30, 1997, the Company has operated its business only in the ordinary course and there has been no Material Adverse Effect since such date.

     Section 3.5 Capitalization. The authorized capital stock of the Company consists of 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock") and 30,000,000 shares of common stock, par value $.01 per share (the "Common Stock"). No shares of Preferred Stock are outstanding and 8,400,554 shares of Common Stock are outstanding. Except as set forth in the preceding sentence, no shares of capital stock of the Company are issued or outstanding. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No capital stock of the Company is entitled to preemptive rights or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or rights to purchase or acquire any shares of its capital stock. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of the shares of its capital stock. Except for options to purchase an aggregate of not more than 830,000 Shares, warrants to purchase 134,604 Shares and rights under the Rights Agreement, dated December 3, 1996, between the Company and Norwest Bank Minnesota, N.A., there are no Common Stock Equivalents outstanding, as of the date hereof. Except for the right of certain Persons pursuant to the Registration Rights Agreement to register approximately 3,500,000 Shares and 134,604 Shares which are issuable upon the exercise of warrants, no Person has any right to request or require the Company to register any Common Stock or any Common Stock Equivalents under the Securities Act.

     Section 3.6 The Purchased Shares. Upon the issuance of the Purchased Shares to Werfen, the Purchased Shares will be validly issued, fully paid and nonassessable. Other than this Agreement, upon the issuance of the Purchased Shares to Werfen at the Closing, the Purchased Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which the Company is a party, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Purchased Shares.

     Section 3.7 Reseller Agreement. The execution and delivery of the Reseller Agreement, (i) are within the corporate power and authority of the Company, (ii) do not or will not require the approval or consent of the stockholders of the Company, (iii) have been duly authorized by all requisite corporate proceedings on the part of the Company and (iv) do not conflict with, or result in, a breach of, any law or regulation of any governmental authority applicable to the Company or any agreement to which the Company is a party. The Reseller Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF WERFEN
                    ----------------------------------------

     Werfen hereby represents and warrants to the Company as follows:

     Section 4.1 Organization and Qualification. Werfen is a company duly organized, validly existing and in good standing (where applicable) under the laws of the Kingdom of Spain and has all requisite power to own its respective property and to carry on its respective business as now being conducted. Werfen indirectly owns 54.3% of the outstanding capital stock of Instrumentation Laboratory S.p.A., a company organized under the laws of Italy, which owns 100% of the outstanding common stock of ILC.

     Section 4.2 Authority. The execution and delivery of this Agreement and the purchase of the Purchased Shares, (i) are within the corporate power and authority of Werfen, (ii) do not or will not require the approval or consent of the stockholders of Werfen and (iii) have been duly authorized by all requisite corporate proceedings on the part of Werfen. This Agreement has been duly executed and delivered by Werfen and constitutes a valid and binding agreement of Werfen, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     Section 4.3 Investment. (a) The Purchased Shares are being acquired for investment for Werfen's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Werfen understands that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by Werfen. Werfen further understands that the Purchased Shares may not be transferred or resold without registration under the Securities Act and any applicable state securities laws, or an exemption from the requirements of the Securities Act and applicable state securities laws.

     (b) Werfen's principal office is located at the address set forth in
Section 9.8(b) hereof and is not a U.S Person within the meaning of Rule 902 under the Securities Act.

     (c) Werfen qualifies as an "accredited investor" as defined in Rule 501 under the Securities Act. Werfen acknowledges that the Company has made available to Werfen at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the business, operations and financial condition of the Company and the terms and conditions of the issuance of the Purchased Shares contemplated by this Agreement and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to Werfen. Werfen is able to bear the loss of its entire investment in the Purchased Shares without any material adverse affect on its business, operations or prospects, and has such knowledge and experience of financial and business matters that it is capable of evaluating the merits and risks of an investment in the Purchased Shares.

                                   ARTICLE V

                                    TRANSFER
                                    --------

     Section 5.1 Legend. Werfen acknowledges that the certificate representing the Purchased Shares will bear the following or a substantially similar legend:

     THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE),
     (3) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE (1) THROUGH (4), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS AND, IN THE CASE OF
     (3), RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     Section 5.2 Limitation on Transfer. Werfen covenants and agrees that it shall not directly or indirectly sell, transfer, assign, pledge or otherwise dispose of (a "Transfer") all or a part of the Purchased Shares prior to the first anniversary of the

Closing Date, and any Transfer in violation of this section will be null and void; provided, however, that Werfen may, prior to the first anniversary of the Closing Date (i) Transfer all or a part of the Purchased Shares to any Affiliate of Werfen, provided that such Affiliate becomes a signatory to, and agrees to be bound by, this Agreement and (ii) Transfer all or a part of the Purchased Shares pursuant to the Registration Rights Agreement, as amended in accordance with
Section 6.3(i).

                                   ARTICLE VI

                                   COVENANTS
                                   ---------

     Section 6.1 Standstill. At any time prior to the fifth anniversary of the Closing Date:

     (a) Werfen covenants and agrees that it and its Affiliates shall not, and shall not act in concert with any Person so as to form a group (as such term is used in Rule 13d promulgated under the Exchange Act) to, in any manner, acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any Common Stock in excess of 5% of the outstanding Shares at the time of such acquisition, without the prior approval of the board of directors of the Company except for (i) Shares purchased pursuant to the anti-dilution right provided for in Section 6.2, (ii) Shares issued as a dividend on or other distribution with respect to or in exchange, replacement or in subdivision of, the Purchased Shares, (iii) Shares purchased by or on behalf of a pension, retirement, 401(k) or similar plan provided, however, that the Shares acquired pursuant to this clause (iii) are voted by the plan participants or by a trustee for the benefit of the participants or (iv) Shares issued pursuant to the exercise the Warrant.

     (b) For so long as Werfen and its Affiliates own greater than 2 1/2 percent of the then outstanding Shares, Werfen shall not, directly or indirectly, through one or more intermediaries or otherwise, and shall cause each of its Affiliates not to, singly or as part of a partnership, limited partnership, syndicate or other group (as those terms are used within the meaning of Section 13(d)(3) of the Exchange Act:

               (i) deposit any Shares in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares;

               (ii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to any Shares (including by the execution of actions by written consent), become a "participant" in an "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or seek to advise, encourage or influence any Person or entity with respect to the voting of any Shares; or

               (iii) join any partnership, limited partnership, syndicate or other group, otherwise act in concert with any other person for the purpose of acquiring, holding, voting or disposing of Shares, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act (in each case other than solely with its Affiliates who are bound by the terms of this Agreement).

     Section 6.2 Anti-Dilution Rights. At any time prior to the fifth anniversary of the Closing Date, the Company covenants and agrees that for so long as Werfen and any Affiliate of Werfen is the holder of record (each holder, a "Record Holder") of, in the aggregate, greater than 2 1/2 percent of the then outstanding Shares (for purposes of determining the number of outstanding Shares pursuant to this Section, Shares issued after the date hereof in a transaction in which Werfen or its Affiliates was not given a right to purchase its pro-rata portion of Shares at the time of such issuance in accordance with Section 6.2, shall not be considered outstanding), the Record Holder shall have the right to purchase a pro rata portion of New Equity Securities which the Company, from time to time, proposes to sell or issue. Such record holder's pro rata portion, for purposes of this Section 6.2, is the ratio of the number of (x) Shares and
(y) Shares issuable upon the exercise, conversion or exchange of Common Stock Equivalents which each Record Holder then owns to the total number of (x) Shares and (y) Shares issuable upon the exercise, conversion or exchange of Common Stock Equivalents then outstanding. In the event that the Company proposes to undertake an issuance or sale of New Equity Securities, the Company shall furnish to each Record Holder written notice (the "Anti-Dilution Rights Notice") of such proposal, describing the type of New Equity Securities and the price and the terms upon which the Company proposes to issue or sell the same. For a period of five Business Days (the "Anti-Dilution Notice Period") following the delivery of the Anti-Dilution Rights Notice by the Company, the Company shall be deemed to have irrevocably offered to sell to each Record Holder its pro rata share of such New Equity Securities for the price and upon the terms specified in the Anti-Dilution Rights Notice. Each Record Holder may exercise its purchase rights hereunder by giving written notice to the Company and stating therein the quantity of New Equity Securities to be purchased (the "Anti-Dilution Shares"), which quantity shall not exceed such Record Holder's pro rata share. The closing of the purchase and sale of the Anti-Dilution Shares shall occur concurrently with (or within two Business Days after) and at the same price and upon the same terms as the sale or issuance of the other New Equity Securities, which closing shall occur within ninety Business Days from the expiration of the Anti-Dilution Notice Period. If no Record Holder exercises its purchase right hereunder, the Company may sell the New Equity Securities within ninety Business Days of the expiration of the Anti-Dilution Notice Period, at a price and upon terms no more favorable to the purchaser thereof than those specified in the Anti-Dilution Notice.

          In addition, the Company also covenants and agrees that for so long as Werfen and any Affiliate of Werfen is the holder of record of, in the aggregate, greater than 2 1/2 percent of the then outstanding Shares (for purposes of determining the number of outstanding Shares pursuant to this Section, Shares issued after the date hereof in a transaction in which Werfen or its Affiliates was not given a right to purchase its pro-rata portion of Shares at the time of such issuance in accordance with Section 6.2, shall not be considered outstanding), the Company will use commercially reasonable efforts to permit Werfen and such Affiliates to participate in any underwritten public offering of Shares to the extent necessary to enable such Record Holder to purchase at the price sold by the Company, a pro rata portion of Shares sold in such underwritten public offering, calculated in accordance with this Section 6.2.

     Section 6.3 Registration Rights; Warrant. The Company covenants and agrees that, (i) it will use its reasonable efforts to cause prior to January 23, 1998 the Registration Rights Agreement to be amended, in accordance with its terms to provide that (x) Werfen will become a party to such agreement and (y) the definition of Restricted Stock shall include the Purchased Shares or (ii) if the Registration Rights Agreement has not been amended in accordance with subsection
(i) of this Section 6.3, at the Closing, it will issue the Warrant to Werfen.

     Section 6.4 Access. For so long as Werfen and any Affiliate of Werfen is the holder of record of, in the aggregate, greater than 2 1/2 percent of the then outstanding Shares (for purposes of determining the number of outstanding Shares pursuant to this Section, Shares issued after the date hereof in a transaction in which Werfen or its Affiliates was not given a right to purchase its pro-rata portion of Shares at the time of such issuance in accordance with
Section 6.2, shall not be considered outstanding), the Company covenants and agrees that from the date hereof, the Company shall (i) deliver copies to Werfen of all filings with the Commission made by the Company and (ii) deliver copies to Werfen of all press releases issued by the Company.

                                  ARTICLE VII

                       CONDITIONS TO WERFEN'S OBLIGATIONS
                       ----------------------------------

     The obligation of Werfen to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, where permissible) at or prior to the Closing of all of the following conditions:

     Section 7.1 Representations, Warranties, Covenants, Material Change. The Company shall have complied with all of their agreements and covenants contained herein to be performed on or prior to the Closing Date, and all representations and warranties of the Company contained herein shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date. Werfen shall have received a certificate executed by an executive officer of the Company, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in this Section 7.1.

     Section 7.2 No Prohibition; Litigation. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the parties from consummating the transactions contemplated hereby and there shall not be any pending, or threatened by any Person, litigation which might prohibit the parties from consummating the transactions contemplated hereby.

     Section 7.3 Certificates and Resolutions. Werfen shall have received copies, in form and substance reasonably satisfactory to it, of such certificates of good standing, board resolutions, officers and secretaries' certificates and other documents with respect to the Company as Werfen or its counsel shall reasonably request.

     Section 7.4 Legal Opinion. Werfen shall have received an opinion from counsel to the Company (who shall be satisfactory to Werfen), addressed to Werfen, in form and substance reasonably satisfactory to Werfen, covering the authorization, execution, delivery and enforceability of this Agreement and the valid issuance of the Purchased Shares.

     Section 7.5 Due Diligence. The results of Werfen's review of the Company and its products, business plan, forecasts and financial position are satisfactory to Werfen, provided, however, that this Section 7.5 shall be deemed satisfied if Werfen does not give the Company written notice that this Section
7.5 shall not be deemed so satisfied prior to 6:00 p.m., Minneapolis, Minnesota time, on January 14, 1998.

     Section 7.6 Regulatory Approvals. Werfen shall have received all necessary governmental consents and approvals for the consummation of the transactions contemplated by this Agreement.

     Section 7.7 Registration Right; Warrant. The Company shall have (i) amended the Registration Rights Agreement in accordance with Section 6.3(i) or (ii) issued the Warrant in accordance with Section 6.3(ii).


                                  ARTICLE VIII

                                  TERMINATION
                                  -----------

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing,

               (a) by the mutual written consent of the parties hereto; or

               (b) by either Werfen, on the one hand, or the Company, on the other hand, if the Closing shall not have occurred on or before January 31, 1998.

     Section 8.2 Effect on Obligations. Termination of this Agreement pursuant to this Article VIII shall terminate all rights and obligations of the parties hereunder and none of the parties shall have any liability to the other parties hereunder, except that Section 9.6 shall remain in effect, and provided that nothing herein shall relieve any party from liability for any breach of any covenant or agreement in this Agreement prior to such termination.

                                   ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     Section 9.1 Survival. All representations and warranties by the parties herein shall survive the Closing until (and no claim for indemnification in respect of a breach thereof shall be made following) two Business Days after the audited financial statements for the fiscal year ended December 31, 1998 have been filed with the Commission on Form 10-K, except in all cases with respect to and to the extent of any claims of which written notice specifying, in reasonable detail (to the extent known), the nature and amount of the claims has been given by Werfen to the Company, or by the Company to Werfen, as the case may be, prior to such expiration, which claims shall survive without limitation as to time. Nothing in this Agreement is intended to impose any time limitations in connection with covenants or agreements which are not to be performed at or prior to the Closing.

     Section 9.2 Expenses. Each party hereto shall pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its accountants and counsel.

     Section 9.3 Exclusive Agreement; No Third-Party Beneficiaries. This Agreement and the Reseller Agreement constitute the sole understanding of the parties with respect to the subject matter hereof and any verbal or written communication between the parties prior to the adoption of this Agreement shall be deemed merged herein and of no further force and effect. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 9.4 Governing Law, Etc. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction.

     Section 9.5 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. This Agreement may not be assigned (by operation of law or otherwise) by either party without the prior written consent of the other party, and any such assignment shall be void and of no force or effect; provided however that Werfen may, at its election, assign all or part of its rights under this Agreement (including the right to acquire the Purchased Shares), (i) to any Affiliate of Werfen, (ii) except for the right provided for in Section 6.2 which may not be assigned pursuant to this clause (ii), with the consent of the Company, which consent shall not be unreasonably withheld, to any other Person, or (iii) with the consent of the Company, to any other Person, provided that such Affiliate or Person becomes a signatory to, and agrees to be bound by this Agreement but no such assignment of this Agreement or any of the rights or obligations hereunder shall relieve Werfen of any of its obligations under this Agreement. In addition, either party may assign this Agreement in connection with a Change in Control, as defined in the Reseller Agreement, of such party.

     Section 9.6 Publicity. No public release or announcement concerning the transactions contemplated hereby or by the Reseller Agreement shall be issued by any party hereto without the prior consent of the other party hereto (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall give the other party notice in advance of such issuance. Werfen acknowledges that the Company will file this Agreement with the Commission.

     Section 9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the greatest extent possible.

     Section 9.8 Notices. All notices and other communications given hereunder shall be sent to the parties at the addresses set forth below (or such other address of which any party will have given written notice to the other party) by facsimile, overnight air courier, service fee prepaid, or certified or registered mail, postage prepaid and return receipt requested. Notices so given shall be effective upon the earlier of: (i) receipt by the party to which notice is given (which in the case of a facsimile, shall be deemed to have occurred at the time that the machine transmitting the facsimile verifies a successful transmission of the facsimile); (ii) on the fifth Business Day following the date such notice was deposited in the mail; or (iii) on the second Business Day such notice was delivered to a commercial air delivery service:

          (a)  If to the Company, to:

               Optical Sensor Incorporated
               7615 Golden Triangle Drive
               Technology Park Drive
               Minneapolis, MN  55344
               Attention:  President and CEO
               Facsimile:  (612) 914-9441

               with a copy to:

               Oppenheimer, Wolff & Donnelly
               3400 Plaza VII
               45 South Seventh Street
               Minneapolis, MN  55402
               Attention:  Thomas A. Letscher
               Facsimile:  (612) 607-7100

          (b)  If to Werfen, to:

               Grupo CH Werfen, S.A.
               Viladomat, 162
               08015 Barcelona
               Spain
               Attention: Jose Luis Martin
               Facsimile:  34(3) 451 37 45

               with a copy to:

               Instrumentation Laboratory Company
               101 Hartwell Avenue
               Lexington, MA  02173
               Attention:  E. Hunterson Henrie, II
               Facsimile:  781 861 4496

               and with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               4 Chiswell Street
               London, EC1Y 4UP

               England
               Attention:  Timothy E. Peterson
               Facsimile:  011 44 171 972 9602


     Section 9.9 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement. Delivery of a photocopy or transmission by facsimile of a signed signature page of this Agreement shall constitute delivery of such signed signature page.

     Section 9.10 Interpretation. When a reference is made in this Agreement to Articles, Sections, or an Annex, such reference is to an Article or a Section of or an Annex to, this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

     Section 9.11 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     Section 9.12 Extension; Waiver. At any time the parties may extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties contained in this Agreement and waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument signed on behalf of such party. The waiver by any party hereto of a breach of any provision hereunder shall not operate to be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     Section 9.13 Indemnity. The Parties agree to comply with the terms of Annex A relating to Indemnification.

          IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first above written.

                                       OPTICAL SENSORS INCORPORATED

                                       /s/ Sam B. Humphries
                                       ----------------------------------
                                       By:  Sam. B. Humphries

                                       Title:  President and Chief
                                               Executive Officer

                                       GRUPO CH WERFEN, S.A.

                                       /s/ E. Hunterson Henrie, II
                                       ----------------------------------
                                       By:  E. Hunterson Henrie, II
                                       Title:

                                                                         ANNEX A

                                    ANNEX A
                                INDEMNIFICATION
                                ---------------

     Section A.1 Losses. For purposes of this Agreement, the terms "Loss" or "Losses" shall mean each and all of the following items to the extent actually incurred: claims, losses, liabilities, damages, judgments, fines, penalties, amounts paid in settlement and reasonable costs and expenses incurred in connection therewith (including, without limitation, interest which is imposed in connection therewith, costs and expenses of suits and proceedings, and reasonable fees and disbursements of counsel).

     Section A.2 Indemnification by the Company. The Company shall indemnify and hold harmless Werfen, its shareholders and Affiliates, their respective officers, directors, shareholders, successors and permitted transferees and assigns from and against any and all Losses based upon, arising out of, or resulting from, any of the following:

               (i) any breach by the Company of any of the representations or warranties made by the Company in this Agreement; or

               (ii) any failure by the Company to perform any of its covenants or agreements contained in this Agreement.

     Section A.3 Indemnification by Werfen. Werfen shall indemnify and hold harmless the Company, its shareholders and Affiliates and their respective officers, directors, shareholders, successors and permitted transferees and assigns, from and against any and all Losses based upon or resulting from any of the following:

               (i) any breach by Werfen of any of the representations or warranties made by Werfen in this Agreement; or

               (ii) any failure by Werfen to perform any of its covenants or agreements contained in this Agreement.

     Section A.4 Claims. (a) When a party seeking indemnification under Sections
A.2 or A.3 (the "Indemnified Party") receives notice of any claims made by third parties ("Third Party Claims") or has any other claim for indemnification other than a Third Party Claim, which is to be the basis for a claim for indemnification hereunder, the Indemnified Party shall give prompt written notice thereof to the other party or parties (the "Indemnifying Party") reasonably indicating (to the extent known) the nature of such claims and the basis thereof; provided, however, that failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of any of its obligations hereunder unless and only to the extent that the Indemnifying Party shall have been prejudiced thereby. Upon notice from the Indemnified Party, the Indemnifying Party may, but shall not be required to, assume the defense of any such Third Party Claims, including its compromise or settlement, and the Indemnifying Party shall pay all reasonable costs and expenses thereof and shall be fully responsible for the outcome thereof; provided, however, that in such case, the Indemnifying Party shall have no obligation to pay any further costs or expenses of legal counsel of the Indemnified Party thereafter incurred in connection with such defense. No compromise or settlement in respect of any Third Party Claims may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed), unless the sole relief is monetary damages that are paid in full by the Indemnifying Party (and satisfactory releases are delivered to the Indemnified Party). The Indemnifying Party shall give notice to the Indemnified Party as to its intention to assume the defense of any such Third Party Claims within thirty (30) days after the date of receipt of the Indemnified Party's notice in respect of such Third Party Claims. If an Indemnifying Party does not, within thirty (30) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its assumption of the defense of the Third Party Claims, the Indemnifying Party shall be deemed to have waived rights to control the defense thereof. If the Indemnified Party assumes the defense of any Third Party Claims because of the failure of the Indemnifying Party to do so in accordance with this Section A.4, it may do so in such reasonable manner as it may deem appropriate, and the Indemnifying Party shall pay any judgment entered against the Indemnified Party and all reasonable costs and expenses of such defense. The Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), unless the sole relief granted was equitable relief for which the Indemnifying Party would have no liability or to which the Indemnifying Party would not be subject.

          (b) Notwithstanding the foregoing, with respect to any Third Party Claim that the Indemnifying Party is defending, the Indemnified Party shall have the right to retain separate counsel to represent it and the Indemnifying Party shall pay the reasonable fees and expenses of such separate counsel if there are conflicts that make it reasonably necessary for separate counsel to represent the Indemnified Party and the Indemnifying Party.

     Section A.5 Exclusive Remedy. Except as expressly provided otherwise in this Agreement, following the Closing, (i) the indemnification provisions set forth in this Annex A shall be the sole and exclusive remedy of the parties hereto for damages for breaches of representations and warranties and covenants and other agreements and (ii) if the Registration Rights Agreement is amended in accordance with Section 6.3(i), the indemnification obligations set forth the Registration Rights Agreement shall be the sole and exclusive remedy of the parties hereto with respect to the matters set forth in the Registration Rights Agreement.

                                      A-2